EXHIBIT 10.11

                            UNVEIL TECHNOLOGIES, INC.
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         Pursuant to Section 242 and Section 245 of the General  Corporation Law
of the State of Delaware, Unveil Technologies,  Inc. (the "Company") has adopted this Amended and Restated  Certificate of Incorporation  restating,  integrating
and  further  amending  its  Certificate  of  Incorporation   (originally  filed
September 7, 2000 and amended on November  14, 2000) which  Amended and Restated
Certificate of Incorporation has been duly proposed by the directors and adopted by the  stockholders of this corporation (by written consent pursuant to Section
228 of said General  Corporation  Law) in accordance with the provisions of said
Section 242 and Section 245.

FIRST. The name of this corporation is Unveil Technologies, Inc.

SECOND. The registered office of the Company in the State of Delaware is located at 2711  Centerville  Road,  Suite 400,  Wilmington,  DE 19808.  The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Company is to engage in any lawful act or activity for which  corporations  may be organized  under the General  Corporation Law of the
State of Delaware.

FOURTH. Capital Stock.

Capitalization.  The total  number of shares of all  classes  of stock  that the
Company  shall  have the  authority  to issue is  Fifteen  Million  (15,000,000)
shares,  $.001 par value per share,  which shall consist of two classes of stock as follows:

Common Stock                                -  12,000,000 shares

Series A Convertible Preferred Stock        -   3,000,000 shares

The Common  Stock,  $.001 par value per share,  is referred to herein as "Common
Stock," and the Series A Convertible  Preferred Stock, $.001 par value per share is referred to herein as the "Preferred Stock."

Description of Different Classes of Stock. The rights, preferences, privileges and restrictions granted to and imposed upon the various classes and series of stock of the Company are as follows:

         1. Voting Rights.

                  (a)  Except  as  required  by law,  or as  otherwise  provided herein,  each  holder of Common  Stock shall be entitled to vote on all matters  and shall be  entitled  to one vote per share of Common  Stock held by such  holder,  and each  holder  of  Preferred  Stock  shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of

                                                                               2

         Common Stock into which such holder's  shares of outstanding  Preferred
         Stock could be converted  pursuant to the  provisions of Paragraph 5 of this Article on the record date for the  determination  of stockholders entitled  to  vote  on  such  matter  or,  if no  such  record  date is established,  on the date such vote is taken or any written  consent of stockholders  is  solicited.  Except as  otherwise  expressly  provided herein or as required by law, the holders of shares of Preferred  Stock and Common Stock shall vote together as a single class on all matters.

                  (b) Except as expressly provided herein or as required by law, so long as any shares of the Preferred  Stock remain  outstanding,  the
         Company  shall not,  and shall not permit any  subsidiary  (which shall mean  any  corporation  or  trust  of which  the  Company  directly  or indirectly  owns at the time 50% or more of the  outstanding  shares of every  class  of  such  corporation  or  trust  other  than  directors'
         qualifying shares) to, take any of the actions set forth in clauses (i)
         through (iii) below, without the approval,  by vote or written consent, of the holders of a majority of the shares of  Preferred  Stock  voting together as single class, each share entitled to one vote.

                           (i) Redeem,  purchase or otherwise  acquire for value
                  any  share  or  shares  of  Common   Stock,   except  for  (A)
                  repurchases  from  employees   approved  by,  or  pursuant  to
                  agreements  approved by, the Board of Directors of the Company and (B)  repurchases  of any class or series of capital  stock pursuant to that Stockholders Agreement dated on March 7, 2001 among the Company,  the holders of its Preferred Stock and the holders of its Common  Stock,  as in effect from time to time;
                  or

                           (ii)   Pay   any   dividends   or  make   any   other
                  distributions  on Common  Stock  other  than an  Extraordinary
                  Common  Stock Event,  as defined in Paragraph  5(c)(v) of this
                  Article; or

                           (iii)  Effect  any   amendment  of  its  Amended  and
                  Restated  Certificate of  Incorporation as in effect from time to time  altering  or  changing  the  powers,  preferences  or special  rights of the  Preferred  Stock so as to affect  them adversely.

         2. No  Impairment of Rights.  The Company will not,  without the approval,  by  vote or  written  consent,  of the  holders  of at  least a majority of the then outstanding  shares of Preferred  Stock,  voting as a single class,  each share of Preferred Stock to be entitled to one vote in each instance, by amendment of its Certificate of Incorporation or through
      any   reorganization,   transfer   of   assets,   consolidation,   merger,
      dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the  observance or  performance of any of the terms of the  Preferred  Stock set forth  herein,  but will at all times in good faith  assist in the  carrying  out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the  Preferred  Stock  against  dilution or other impairment.

                                                                               3

         3. Dividend Rights.

                  (a) Each issued and  outstanding  share of Common  Stock shall entitle the holder of record thereof to receive  dividends when, if and as  declared  by the  Board  of  Directors,  out of any  funds  legally available  therefor.  Dividends  on  the  Common  Stock  shall  not  be cumulative.

                  (b)  Dividends  and  distributions  (other than those  payable solely in Common  Stock)  may be paid,  or  declared  and set aside for payment, upon shares of Common Stock only if equivalent dividends shall have been paid,  or declared and set apart for  payment,  on account of all shares of Preferred Stock then issued and  outstanding,  determined on the basis of the  number of shares of Common  Stock  into which such shares of Preferred Stock could be converted on the  declaration  date, or if there is none the payment date, for such dividend.

         4. Liquidation Rights.

                  (a) In the event of a voluntary  or  involuntary  liquidation, dissolution  or winding up of the Company,  before any payment shall be made or any  assets  distributed  to the  holders  of  shares of Common
         Stock,  the  holders of record of shares of  Preferred  Stock  shall be entitled to receive, out of the assets of the Company legally available therefor,  the  amount of Sixty Two and  One-Half  Cents  ($0.625)  per outstanding  share of  Preferred  Stock  (such  amount to be  equitably adjusted  whenever there is a stock split,  combination stock dividend, reclassification  or similar event  affecting the Common  Stock),  (the
         "Liquidation  Value"  for  a  share  of  Preferred  Stock).  The aggregate of such  amounts to be paid to holders of Preferred  Stock is
         referred   to   herein   as   the   "Preferred   Stock   Liquidation
         Preference."  If the holders of the Preferred  Stock have been paid the Preferred Stock Liquidation Preference in full, those holders shall not be  entitled to any further  payments  under this  Paragraph 4 with respect to their Preferred  Stock. If the assets of the Company legally available for distribution upon liquidation are insufficient to satisfy in full the Preferred Stock Liquidation  Preference,  the entire assets of the Company  available for such  distribution  shall be  distributed among the holders of Preferred  Stock  ratably in  accordance  with the
         Liquidation  Value of all shares of  Preferred  Stock held by each such holder.

                  (b) If payment has been made to the  holders of the  Preferred
         Stock of the full  amount to which they shall be  entitled  pursuant to
         Paragraph 4(a) of this Article,  or if no shares of Preferred Stock are then  outstanding,  the  holders  of the  Common  Stock  shall  then be entitled to the Company's remaining assets, such remaining assets to be distributed  ratably among  holders of Common Stock in accordance  with the number of shares of Common Stock held by each holder thereof.

         5. Conversion Rights.

                                                                               4

                  (a) General.  Subject to and in compliance with the provisions of this  Paragraph  5, any shares of the  Preferred  Stock may,  at the option of the  holder,  be  converted  at any time or from time to time into fully-paid and non-assessable  shares of Common Stock (except that upon  any  liquidation  of the  Company  or  redemption  of  shares  of
         Preferred Stock the right of conversion  thereof shall terminate at the close of  business on the last  business  day next  preceding  the date fixed  for  payment  of the  amount  distributable  on such  shares  of
         Preferred  Stock.) The number of shares of Common Stock  issuable  upon conversion  of each share of Preferred  Stock (the  "Conversion  Rate")
         shall be equal to the  quotient  obtained  by  dividing  Sixty  Two and
         One-Half Cents ($0.625) by a conversion value (the "Conversion Value").
         The  Conversion  Value  shall  initially  be $0.625  but is  subject to adjustment  from time to time as  provided  in  Paragraph  5(c) of this
         Article.

                  (b) Conversion Upon Certain Events.

                           (i) Underwritten  Public Offering.  Unless the
                  Board  of  Directors  otherwise  determines,  all  outstanding shares of  Preferred  Stock shall be  converted  automatically into the  number of shares of Common  Stock  into  which  such
                  Preferred  Stock is  convertible  pursuant to  Paragraph  5(a)
                  hereof, immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common  Stock for the  account of the Company in which the aggregate gross proceeds to the Company exceed Ten Million
                  Dollars  ($10,000,000) and the price to the public is not less than  Two  Dollars  ($2.00)  per  share  (such  amount  to  be
                  equitably   adjusted   whenever   there  is  a  stock   split,
                  combination stock dividend,  reclassification or similar event
                  affecting   the   Common   Stock)  (a   "Qualified   Public
                  Offering")  without any  further  action by the holders of such shares and whether or not the  certificates  representing such shares are  surrendered  to the  Company or its  transfer agent for the Common Stock.

                           (ii) Voluntary  Conversion of all Shares of Preferred
                  Stock. All outstanding  shares of Preferred Stock shall,  upon the  vote or  written  consent  of the  holders  of at least a majority of the then  outstanding  shares of Preferred  Stock, each share of Preferred Stock to be entitled to a single vote, be automatically converted into the number of shares of Common
                  Stock into which such Preferred Stock is convertible  pursuant to  Paragraph  5(a) hereof  without any further  action by the holders  of such  shares and  whether or not the  certificates representing such shares are surrendered to the Company or its transfer  agent for the Common  Stock.  Notice hereof shall be given by the Company to each holder of Preferred  Stock within thirty (30) days of such vote or consent.  The effective  date of  conversion  hereunder  shall be the date  specified in the vote causing conversion,  or if no such date is specified, the date the vote is taken.

                                                                               5

                           (iii) Conversion Procedure.  Upon the occurrence of a
                  conversion specified in Paragraph 5(b)(i) or (ii) hereof, each holder of Preferred  Stock shall  surrender  the  certificates representing  such  shares at the office of the  Company or of its  transfer  agent for the Common  Stock.  Thereupon,  there shall be issued and delivered to such holder a certificate  or certificates  for the number of whole  shares of Common  Stock into which the shares of the Preferred Stock  surrendered were convertible on the date on which such conversion occurred, and cash, as provided in Paragraph 5(i) hereof,  in respect of any fraction  of a  share  of  Common  Stock  issuable  upon  such conversion.  The  Company  shall  not be  obligated  to  issue certificates  evidencing  the shares of Common Stock  issuable upon  such  conversion  unless  certificates  evidencing  such shares of the  Preferred  Stock  being  converted  are  either delivered  to the  Company or any such  transfer  agent or the holder  notifies the Company or any such  transfer  agent that such  certificates  have been lost,  stolen or  destroyed  and
                  executes  an  affidavit  of  loss  and  agreement   reasonably
                  satisfactory  to the Company to indemnify the Company from any loss incurred by it in connection therewith.

         (c) Adjustments to Preferred Stock Conversion Rate.

                           (i) Upon Sale of Common Stock.  If the Company shall,
                  while  there are any shares of  Preferred  Stock  outstanding, issue or sell shares of its Common Stock without consideration or at a price per  share  less  than the  Conversion  Value in effect  immediately  prior to such issuance or sale, then upon each such issuance or sale,  except as  hereinafter  provided, the Conversion Value shall be reduced so as to be equal to the product  determined by  multiplying  the  Conversion  Value in effect  immediately  prior  to  such  issuance  or  sale  by a fraction,  the  numerator of which shall be the sum of (w) the number of shares of Common Stock outstanding immediately prior to the  issuance of Common Stock in such  financing;  plus (x)
                  the  number  of shares of  Common  Stock  which the  aggregate consideration  received by the Company for the total number of additional  shares of Common Stock so issued would purchase at such prior  Conversion  Value;  and the  denominator  of which shall be the sum of (y) the  number of shares of Common  Stock outstanding  immediately  prior  to such  issue;  plus (z) the number of additional shares of Common Stock so issued. For the purposes of  calculating  the value of the  fraction set forth immediately  above, all shares of Common Stock outstanding and issuable upon  conversion of  outstanding  options,  warrants, convertible securities and Preferred Stock, shall be deemed to be outstanding if the Net  Consideration Per Share (as defined below)  therefor is less than the  Conversion  Value in effect immediately  prior  to  the  transaction  giving  rise  to the adjustment hereunder.

                                                                               6

                           (ii)  Warrants, Options or  Purchase  Rights  with
                  Respect to Common Stock.  For purposes of this Paragraph 5(c), the issuance of any warrants,  options or purchase rights with respect  to  shares of Common  Stock and the  issuance  of any securities  convertible  into or  exchangeable  for  shares of
                  Common  Stock (or the  issuance  of any  warrants,  options or
                  purchase   rights  with   respect  to  such   convertible   or
                  exchangeable securities) shall be deemed an issuance of Common
                  Stock at the time of such  issuance  if the Net  Consideration
                  Per Share (as hereinafter  determined) that may be received by the  Company  for such  Common  Stock  shall be less  than the
                  Conversion  Value in effect at the time of such issuance.  Any obligation  or  undertaking  to  issue  warrants,  options  or purchase rights or convertible or  exchangeable  securities at any time in the future  shall be deemed to be an  issuance  at the time such obligation,  agreement or undertaking is made or arises.  No adjustment of Conversion Value shall be made under this  Paragraph 5(c) upon the issuance of any shares of Common
                  Stock  that  are  issued  pursuant  to  the  exercise  of  any warrants,  options  or  purchase  rights  or  pursuant  to the
                  exercise  of  any   conversion  or  exchange   rights  in  any
                  convertible  securities if any  adjustment  to the  Conversion
                  Value shall previously have been made upon the issuance of any such warrants, options or purchase rights or upon the issuance of any warrants, options or any rights or upon the issuance of any  convertible  securities  (or  upon  the  issuance  of any warrants,  options or any rights  therefor) as above provided.
                  Any  adjustment  of the  Conversion  Value  pursuant  to  this paragraph that relates to warrants, options or purchase rights with  respect to shares of Common  Stock shall be  disregarded if, as, and when such  warrants,  options or  purchase  rights expire or are cancelled  without being exercised,  so that the
                  Conversion Value effective  immediately upon such cancellation or expiration shall be equal to the Conversion Value in effect immediately  prior to the time of the  issuance of the expired or cancelled  warrants,  options or purchase rights, with such additional  adjustments  as have been made  subsequent  to the issuance of such  expired or  cancelled  warrants,  options or purchase rights in respect of other securities. Adjustments of
                  Conversion Value shall apply prospectively only.

                           (iii) Consideration.

                                    (A)  Net  Consideration  Per  Share  For the
                           purposes   of   this   Paragraph   5(c),   the   "Net
                           Consideration  Per Share" that may be received by the
                           Company shall be determined as follows:

                                             (1)  The  "Net Consideration Per
                                    Share"  shall mean the  amount  equal to the
                                    total  amount  of  consideration,   if  any,
                                    received by the Company for the  issuance of
                                    such  warrants,  options  or other  purchase
                                    rights  or   convertible   or   exchangeable
                                    securities, plus the minimum aggregate

                                                                               7

                                    amount of consideration,  if any, payable to
                                    the  Company  upon  exercise  or  conversion
                                    thereof,  divided by the aggregate number of
                                    shares of Common  Stock that would be issued
                                    if  all  such  warrants,  options  or  other
                                    purchase    rights   or    convertible    or
                                    exchangeable   securities   were  exercised,
                                    exchanged or converted.

                                             (2) The Net Consideration Per Share
                                    that may be received by the Company shall be
                                    determined  in each  instance as of the date
                                    of  issuance of  warrants,  options or other
                                    purchase    rights   or    convertible    or
                                    exchangeable   securities   without   giving
                                    effect   to  any   possible   future   price
                                    adjustments or rate adjustments which may be
                                    applicable  with  respect to such  warrants,
                                    options   or  other   purchase   rights   or
                                    convertible or exchangeable securities.

                                    (B) Consideration:  Non-Cash  Property.  For
                           purposes of this Paragraph  5(c), if a part or all of
                           the   consideration   received   by  the  Company  in
                           connection  with the issuance of shares of the Common
                           Stock  or the  issuance  of  any  of  the  securities
                           described in this Paragraph 5(c) consists of property
                           other than cash,  the  Company  at its  expense  will
                           promptly cause independent  accountants of recognized
                           standing  selected  by  the  Company  to  value  such
                           property, whereupon such value shall be given to such
                           consideration  and shall be  recorded on the books of
                           the Company with respect to receipt of such property.

                           (iv)  Certain   Issues  of  Common  Stock   Excepted.
                  Anything   in   this    Paragraph   5(c)   to   the   contrary
                  notwithstanding, the Conversion Value shall not be adjusted in the case of:

                                    (A) the  issuance  of any  shares  of Common
                           Stock  upon  conversion  of any  shares of  Preferred
                           Stock,

                                    (B) the  issuance  of or grant of options or
                           the  issuance of  restricted  stock to purchase up to
                           1,000,000  shares  (subject to  equitable  adjustment
                           upon a stock split, stock dividend, recapitalization,
                           consolidation  or merger)  of Common  Stock (it being
                           understood  that  any  options  that  expire  or  are
                           surrendered  or  cancelled  shall  be  available  for
                           reissue to the extent  such  option was  unexercised)
                           pursuant to the Company's  2000 Option and Restricted
                           Stock Plan;

                                    (C) the  issuance  of any  shares  of Common
                           Stock  upon  exercise  of  options  that the  Company
                           granted pursuant to paragraph (B) immediately above;

                                                                               8

                                    (D) shares of Capital  Stock of the  Company
                           issued as a dividend or distribution on the Preferred
                           Stock; and

                                    (E)  under  any of the  circumstances  which
                           would constitute an Extraordinary  Common Stock Event
                           (as defined below).

                           (v) Extraordinary Common Stock Event. Upon the
                  happening   of  an   Extraordinary   Common  Stock  Event  (as
                  hereinafter defined), and simultaneously with the happening of such  Extraordinary  Common Stock Event,  the Conversion Value
                  shall be  adjusted  by  multiplying  the  Conversion  Value in effect  immediately prior to such  Extraordinary  Common Stock
                  Event by a fraction  (A) the  numerator  of which shall be the number of shares of Common Stock outstanding immediately prior
                  to  such   Extraordinary   Common  Stock  Event  and  (B)  the
                  denominator  of which  shall be the number of shares of Common
                  Stock outstanding  immediately after such Extraordinary Common
                  Stock Event,  and the product so obtained shall  thereafter be the Conversion Value,  subject to further adjustment from time to time in accordance  with the  provisions of this  Paragraph
                  5(c).  The  provisions  of  Paragraphs  5(c)(i),  5(c)(ii) and
                  5(c)(iii) shall not apply under any of the circumstances which
                  would   constitute  an Extraordinary  Common Stock  Event.
                  "Extraordinary Common Stock Event" shall mean (A) the issuance of  additional  shares of the Common  Stock as a  dividend  or other  distribution  on  outstanding  Common  Stock,  (B)  the subdivision  of  outstanding  shares  of Common  Stock  into a greater  number  of  shares of the  Common  Stock,  or (C) the combination of  outstanding  shares of the Common Stock into a smaller number of shares of the Common Stock.

         (d) Capital  Reorganization  or  Reclassification.  If the Common Stock
issuable upon the  conversion  of the Preferred  Stock shall be changed into the same or different number of shares of any class or classes of stock,  whether by capital reorganization,  reclassification or otherwise (other than a subdivision or  combination  of shares or stock  dividend  provided  for  elsewhere  in this
Paragraph  5, or a  reorganization,  merger,  consolidation  or  sale of  assets provided  for  elsewhere in this  Paragraph  5), then and in each such event the holder of each  share of  Preferred  Stock  shall have the right  thereafter  to convert  such  share  into the kind and  amount  of  shares  of stock  and other securities and property receivable upon such reorganization, reclassification or other  change by holders of the number or shares of Common Stock into which such share of Preferred  Stock might have been  converted  immediately  prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (e) Capital  Reorganization,  Merger or Sale of Assets.
         If at  any  time  or  from  time  to  time  there  shall  be a  capital
         reorganization   of  the  Common  Stock  (other  than  a   subdivision,
         combination,  reclassification  or  exchange  of  shares  provided  for elsewhere in this Paragraph 5) or a merger or consolidation of the

                                                                               9

         Company  with  or  into  another  corporation,  or the  sale  of all or substantially  all of the Company's  properties and assets to any other person, then, as a part of such reorganization,  merger,  consolidation or sale,  provision  shall be made so that the holders of the Preferred
         Stock shall  thereafter  be entitled to receive upon  conversion of the
         Preferred  Stock,  the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger,  consolidation  or sale, to which a holder of Common Stock issuable  upon  conversion  would have been  entitled  on such  capital reorganization,  merger,  consolidation  or  sale.  In any  such  case, appropriate  adjustment  shall  be  made  in  the  application  of  the provisions  of this  Paragraph  5 with  respect  to the  rights  of the holders  of the  Preferred  Stock  after  the  reorganization,  merger, consolidation  or sale so  that  the  provisions  of this  Paragraph  5
         (including  adjustment of the  Conversion  Value then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event in as nearly  equivalent a manner as may be practicable.

                  (f)  Certificate  as  to  Adjustments.  In  each  case  of  an adjustment or  readjustment  of the Conversion  Rate  applicable to the
         Preferred Stock, the Company at its expense will furnish each holder of
         Preferred   Stock  with  a  certificate   showing  such  adjustment  or
         readjustment,  and  stating in  reasonable  detail the facts upon which such adjustment or readjustment is based.

                  (g) Exercise of Conversion  Privilege.  To exercise its
         conversion  privilege,  a holder of Preferred Stock shall surrender the certificate or certificates  representing the shares being converted to the Company at its principal  office or to any transfer agent of Common
         Stock and shall give written  notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the  certificate
         or  certificates   for  shares  of  Common  Stock  issuable  upon  such
         conversion shall be issued.  The certificate or certificates for shares of Preferred Stock  surrendered for the conversion shall be accompanied by proper assignment  thereof to the Company or in blank. The date when such  written  notice is received  by the  Company,  together  with the certificate or certificates  representing the shares of Preferred Stock being converted,  shall be the "Preferred  Stock  Conversion  Date." As promptly as practicable  after the Preferred Stock Conversion Date, the
         Company  shall  issue and shall  deliver to the holder of the shares of
         Preferred  Stock  being  converted,  or  on  its  written  order,  such certificate or  certificates  as it may request for the number of whole shares of Common Stock  issuable upon the  conversion of such shares of
         Preferred  Stock in accordance  with the provisions of this Paragraph 5 and cash, as provided in Paragraph  5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion.  Such conversion shall be deemed to have been effected immediately prior to the close of business on the Preferred Stock  Conversion  Date, and at such time the rights of the  holder as holder of the  converted  shares of  Preferred
         Stock  shall cease and the person or persons in whose name or names any certificate  or  certificates  for  shares  of  Common  Stock  shall be issuable upon such conversion

                                                                              10

         shall be deemed to have  become  the holder or holders of record of the shares of Common Stock represented thereby.

                  (h) Cash in Lieu of Fractional Shares. No fractional shares of
         Common Stock or scrip  representing  fractional  shares shall be issued upon the  conversion  of  shares of  Preferred  Stock.  Instead  of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Preferred  Stock,  the Company shall pay to the holder of the shares of Preferred  Stock that were converted a cash adjustment in respect  of such  fractional  shares  in an  amount  equal  to the same fraction  of the  market  price  per  share  of the  Common  Stock  (as determined in good faith in a reasonable manner prescribed by the Board of  Directors)  at  the  close  of  business  on  the  Preferred  Stock
         Conversion Date. The  determination of the number of fractional  shares shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of
         Preferred Stock being converted.

                  (i) Partial  Conversion.  In the event some but not all
         of the  shares of  Preferred  Stock  represented  by a  certificate  or certificates  surrendered by a holder are converted,  the Company shall execute and deliver to or on the order of the holder, at the expense of the Company,  a new  certificate  representing  the number of shares of
         Preferred Stock which were not converted.

                  (j)  Reservation of Common Stock.  The Company shall at
         all times reserve and keep available out of its authorized but unissued shares of  Common  Stock,  solely  for the  purpose  of  effecting  the conversion  of the shares of the  Preferred  Stock,  such number of its shares of Common  Stock as shall  from  time to time be  sufficient  to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the  number of  authorized  but  unissued  shares of
         Common Stock shall not be  sufficient  to effect the  conversion of all then  outstanding  shares of the  Preferred  Stock,  the Company  shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            6. No  Reissuance of Preferred  Stock.  No share or shares of
      Preferred Stock acquired by the Company by reason of redemption, purchase, conversion  or otherwise  shall be reissued,  and all such shares shall be cancelled,  retired and eliminated from the shares which the Company shall be  authorized  to  issue.  The  Company  may from  time to time take such appropriate  corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

         7. Notices. In the event of

      (a)   any taking by the Company of a record of the holders of any class of securities  for the purpose of determining  the holders  thereof who are entitled to receive any dividend or other  distribution,  or any right to subscribe for, purchase or otherwise

                                                                              11

            acquire any shares of stock of any class or any other  securities or property, or to receive any other right, or

      (b)   any capital  reorganization of the Company,  any reclassification or recapitalization of the capital stock of the Company,  any merger or
            consolidation   of  the   Company,   or  any   transfer  of  all  or
            substantially  all  of  the  assets  of the  Company  to  any  other corporation, or any other entity or person, or

      (c)   any voluntary or involuntary dissolution,  liquidation or winding up of the Company,

      then and in each  such  event the  Company  shall  deliver  or cause to be delivered to each holder of Preferred  Stock a notice  specifying  (i) the date on which  any such  record  is to be taken  for the  purpose  of such dividend,  distribution  or  right  and a  description  of such  dividend, distribution  or right,  (ii) the date on which  any such  reorganization,
      reclassification,   recapitalization,   transfer,  consolidation,  merger,
      dissolution, liquidation or winding up is expected to become effective and
      (iii) the time,  if any,  that is to be fixed,  as to when the  holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other
      property   deliverable   upon   such   reorganization,   reclassification,
      recapitalization,    transfer,    consolidation,    merger,   dissolution,
      liquidation  or winding up. Such  notice  shall be mailed at least  twenty
      (20) days prior to the date  specified in such notice on which such action is to be taken.

            8.  Amendments and Waivers.  Except where the vote or written consent of the holders of a greater number of shares is required by law or this Amended and Restated  Certificate of Incorporation,  the preferences, voting powers, qualifications and special or relative rights or privileges of the Preferred Stock may be amended, modified or waived with the written consent or  affirmative  vote of the holders of at least a majority of the then outstanding shares of Preferred Stock.

FIFTH.  Except as otherwise  provided in the provisions  establishing a class of stock,  the number of  authorized  shares of any class or series of stock may be increased  or  decreased  (but not below  the  number  of  shares  thereof  then outstanding) by the affirmative  vote of the holders of a majority of the voting power of the  corporation  entitled to vote  irrespective  of the  provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware.

SIXTH.  The election of directors need not be by ballot unless the by-laws shall so require.

SEVENTH.  In furtherance  and not in limitation of the power  conferred upon the board of  directors  by law,  the board of  directors  shall have power to make, adopt,  alter,  amend and repeal from time to time by-laws of this  corporation, subject to the right of the  stockholders  entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

EIGHTH. A director of this corporation shall not be liable to the corporation or its  stockholders  for  monetary  damages  for  breach  of  fiduciary  duty as a director,  except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of

                                                                              12

Delaware as in effect at the time such liability is determined.  No amendment or repeal of this  paragraph 13 shall apply to or have any effect on the  liability or alleged  liability of any director of the  corporation for or with respect to any acts or  omissions of such  director  occurring  prior to such  amendment or repeal.

NINTH. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any  threatened,  pending or completed  action,  suit,  proceeding  or claim, whether civil, criminal,  administrative or investigative, by reason of the fact that such  person is or was or has  agreed to be a  director  or officer of this corporation  or while a director  or officer is or was serving at the request of this corporation as a director,  officer, partner, trustee, employee or agent of
any  corporation,   partnership,  joint  venture,  trust  or  other  enterprise, including  service  with respect to employee  benefit  plans,  against  expenses
(including  attorney's  fees and  expenses),  judgments,  fines,  penalties  and amounts  paid in  settlement  incurred  in  connection  with the  investigation, preparation  to defend or defense of such  action,  suit,  proceeding  or claim;
provided,  however,  that the foregoing  shall not require this  corporation  to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other  indemnification  rights arising under any by-law,  agreement, vote of directors or stockholders or otherwise and shall  inure to the  benefit  of the  heirs and  legal  representatives  of such person.  Any person  seeking  indemnification  under this  paragraph 14 shall be deemed to have met the  standard of conduct  required  for such  indemnification unless the contrary  shall be  established.  Any repeal or  modification  of the foregoing  provisions of this paragraph 14 shall not adversely  affect any right or protection of a director or officer of this  corporation  with respect to any acts or omissions of such director or officer  occurring prior to such repeal or modification.

TENTH. The books of this corporation may (subject to any statutory requirements)
be kept  outside  the State of  Delaware  as may be  designated  by the board of directors or in the by-laws of this corporation.

ELEVENTH. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the  Securities  Exchange Act of 1934, for so long as such class is so  registered,  any action by the  stockholders  of such class must be taken at an annual or  special  meeting of  stockholders  and may not be taken by written consent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                              13

         IN WITNESS  WHEREOF,  the  undersigned  has  executed  this Amended and
Restated Certificate of Incorporation on March 5, 2001.

                                             UNVEIL TECHNOLOGIES, INC.

                                             By:  /s/ Peter Durlach
                                                -----------------------------
                                                Name: Peter Durlach
                                                Title: President